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                                                                       EXHIBIT 5

                 OPINION OF LIDDELL, SAPP, ZIVLEY, HILL & LABOON

            [Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. Letterhead]


                                December 21, 1998


American Industrial Properties REIT
6210 N. Beltline, Suite 170
Irving, Texas 75063

Ladies and Gentlemen:

         We have acted as counsel to American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of general, unsecured deferred compensation obligations ("Obligations") pursuant to the Trust's Deferred Compensation Plan for Non-Employee Trust Managers (the "Plan").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including the Trust's Declaration of Trust, the Trust's Bylaws and the Plan. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Trust or its representatives or officers.

         Based upon the foregoing, we are of the opinion that the Obligations will be binding, general, unsecured obligations of the Trust.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. LIDDELL, SAPP, ZIVLEY, HILL & LaBOON, L.L.P.